Exhibit 10.20

PROMISSORY NOTE

$2,000,000.00	January , 2015

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, the undersigned, LMF OCTOBER 2010 FUND, LLC, a Florida limited liability company (hereinafter “Maker”) promises to pay to the order of DAVID A. STRAZ, JR. REVOCABLE LIVING TRUST OF 1986, (hereinafter “Holder”) the principal sum of TWO MILLION DOLLARS AND 00/100 ($2,000,000.00), together with interest on the unpaid principal balance from this date at the rate of fourteen percent (14%) per annum (the “Note”).

Interest on this Note shall commence accruing on the date hereof until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable monthly, in arrears, on or before the first (1st) day of each month commencing in March 2015, based upon the outstanding principal balance except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day (each, an “Payment Date”). Amounts due under this Note shall be payable by the Maker on each Payment Date in lawful money of the United States of America at the rate of 14% per annum. Principal shall be repayable on each Payment Date in an amount equal to the face amount on this Note divided by thirty six (36) months (or portion thereof) which equals a monthly principal amortization payment of Fifty Five Thousand Five Hundred Fifty Five Dollars and 56/100 ($55,555.56) on each Payment Date. The entire unpaid principal balance plus all accrued interest shall be due and payable on the third anniversary of the date hereof (the “Maturity Date”) upon presentment of this Note.

The Maker may prepay the loan in whole or in part at any time without payment of any prepayment penalty.

This Note is secured by a Security Agreement (the “Security Agreement”) executed simultaneously herewith. The provisions of said Security Agreement are by this reference made a part hereof. If required, Documentary Tax made payable to the State of Florida in the proper amount has been paid, and Documentary Stamps have been affixed to this Note and have been canceled.

If there is a default in the payment of any of the sums mentioned herein or in the performance (whether monetary or not) of any of the agreements contained herein or in the Security Agreement or the Loan Agreement, or in any other agreement or loan document executed in conjunction with the Note, then the entire principal sum, plus all accrued but unpaid interest, shall be at the option of the Holder hereof at once due and payable without notice, time being of the essence; and said principal sum shall bear interest from the date of default at the highest rate allowable under the laws of the State of Florida. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of a subsequent default. Each person liable hereon whether Maker or Guarantor, hereby waives presentment, protest, notice of protest and notice of dishonor and agrees to pay all costs, including reasonable attorneys’ fees, including all appeals, if any, whether suit be brought or not if, after maturity of this Note or default hereunder, counsel shall be employed to collect this Note or to protect the security of said loan or enforce the provisions of this Note or any agreements referenced herein.

Nothing herein contained nor any transaction related hereto shall be construed or so operate as to require the Maker or any person liable for repayment of the same to pay interest at a greater rate than is lawful in such case to contract for or to make any payment or to do any act contrary to law. Such rate of interest shall never exceed the maximum legal rate of interest which shall be permitted under the laws of the State of Florida from time to time; and if such rate of interest, computed in the amount hereinabove provided for, shall exceed the said maximum legal rate; then said rate of interest shall be automatically reduced to such maximum legal rate. Should any interest or other charges paid by the Maker or parties liable for the payment of this Note or any other document delivered in connection with said loan result in the computation or earning of interest in excess of the maximum legal interest which is legally permitted under the laws of the State of Florida, then any and all such excess shall be and the same is hereby waived by payee and any holder hereof and any and all such excess shall be void automatically ab initio from the date of this Note and as of the date of the payment credited against and in reduction of the principal of said excess which exceeds the balance due under this indebtedness shall be paid by the Holder hereof to the Maker and parties liable for the payment of this Note.

This Note shall be construed and enforced according to the laws of the State of Florida, without regard to any conflicts of law. Any case, controversy, or conflict arising from or out of this Note shall be brought solely and exclusively in a court of competent jurisdiction within Tampa, Hillsborough County, Florida. The Maker agrees to submit itself to personal jurisdiction in the State of Florida and Hillsborough County, Florida.

WITNESSETH: LMF OCTOBER 2010 FUND, LLC a Florida limited liability company By: LM FUNDING, LLC, a Florida limited company, its Manager

By:
Carol Linn Gould, Manager

By:
Frank C. Silcox, Manager

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